Exhibit 10.3

STOCK RESALE AGREEMENT

          STOCK RESALE AGREEMENT (the “Agreement”) made as of this 3rd day of March 2004, by and between Ask Jeeves, Inc., a Delaware corporation (the “Company”), and                          (the “Stockholder”).

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of March 3, 2004 (the “Merger Agreement”) by and among the Company, Aqua Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Aqua Acquisition Holdings LLC, a single member Delaware limited liability company (“Surviving Company”) and wholly owned subsidiary of the Company, and Interactive Search Holdings, Inc., a Delaware corporation (“Target”), Merger Sub is merging (the “Step One Merger”) with and into Target, with Target as the interim surviving corporation (the “Interim Surviving Corporation”), and immediately thereafter and as part of the same plan, the Interim Surviving Corporation will be merged with and into the Surviving Company (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”); and

          WHEREAS, as a condition to the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, the parties have agreed to, among other things, restrict the ability of the Stockholder to sell or otherwise transfer any securities of the Company acquired by Stockholder as a result of the Mergers (the “Shares”) as set forth herein.

          NOW THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties agree as follows:

I. RESALE RESTRICTIONS

     1.1 Certain Restrictions on Transfers by the Stockholder. The Stockholder hereby agrees and covenants to the Company that the Stockholder shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or hedge), grant any option to purchase or otherwise transfer (except for transfers required to comply with rules and regulations governing ownership thresholds for bank holding companies and their affiliates, grants of participation interests consistent with past business practices, or as may be required by court order) or dispose of (in each case, a “Transfer”) any of the Shares except in accordance with the provisions hereof as follows:

          (a) During the one hundred eighty-one (181) day period following the Effective Time (as defined in the Merger Agreement), the Stockholder may not Transfer any of the Shares.

          (b) During the period beginning one hundred eighty-two (182) days following the Effective Time and ending three hundred sixty-five (365) days following the Effective Time, the Stockholder may Transfer (subject to all applicable securities laws) up to an aggregate of eighty percent (80%) of the Shares; provided, however, that the Stockholder shall in no event Transfer more than an aggregate of twenty-nine percent (29%) of the Shares in any consecutive four (4) week period during such period.

          (c) During the period beginning three hundred sixty-six (366) days following the Effective Time, the Stockholder may Transfer (subject to all applicable securities laws) any remaining Shares then held by the Stockholder; provided, however, that the Stockholder shall in no event Transfer more than an aggregate of twenty-nine percent (29%) of the Shares in any consecutive four (4) week period during such period.

          (d) Notwithstanding anything herein to the contrary, the Stockholder may Transfer Shares to a Grantor Retained Annuity Trust (a “GRAT”) for the benefit of such Stockholder’s spouse, grandparents or descendants of those grandparents, children (natural and adopted), natural or adopted siblings, mothers and fathers in law, sons and daughters in law, and brothers and sisters in law; provided that no such Transfer shall be permitted unless the Shares remain subject to the Transfer restrictions contained herein; and provided further that no such Transfer shall be permitted unless the GRAT, by its express terms, does not terminate so as to distribute the Shares to the beneficiaries (or any other person) prior to the termination of this Agreement. All such Transferred Shares and any Shares held by the Stockholder (and sales or other dispositions thereof) shall be aggregated for purposes of the Transfer restrictions contained herein.

          (e) For purposes of this Agreement, a “Transfer” shall not include any disposition of Shares pursuant to the exercise of piggyback registration rights under and in conformity with Section 1.7 hereof.

     In order to enforce the covenants in this Section 1, the Stockholder acknowledges and agrees that the Company may impose stop transfer instructions with respect to the Shares.

     1.2 Alternative Restrictions on Transfers by the Stockholder. Notwithstanding anything in Section 1.1 to the contrary, solely in the event that the closing price per share of the Company’s common stock as traded on The Nasdaq Stock Market (or such other stock exchange or trading system as shall be from time to time the primary exchange or trading system on which the Company’s common stock is then traded) (the “Closing Price of Common Stock”) is equal to or greater than twenty-five dollars ($25.00) (as appropriately adjusted for any stock splits, dividends, combinations, recapitalizations or the like) for any ten (10) consecutive trading days beginning at any time after the date that is eighty-one (81) days following the Effective Time, the Stockholder may Transfer Shares (subject to all applicable securities laws) at a price equal to or greater than twenty-five dollars ($25.00) per Share following such date; provided, however, that (i) the Stockholder shall in no event Transfer more than an aggregate of eighty percent (80%) of the Shares during the period beginning ninety-one (91) days following the Effective Time and ending three hundred sixty-five (365) days following the Effective Time and (ii) the Stockholder shall in no event Transfer more than an aggregate of forty percent (40%) of the Shares in any consecutive four (4) week period during such period. During the period beginning three hundred sixty-six (366) days following the Effective Time, the Stockholder may freely Transfer (subject to all applicable securities laws) any remaining Shares then held by Stockholder. Notwithstanding anything in this Section 1.2 to the contrary, if at any time the Stockholder proposes to Transfer Shares at a price below twenty-five dollars ($25.00), then (i) Stockholder shall be subject to the provisions of Section 1.1, (ii) shall not be permitted to Transfer Shares pursuant to this Section 1.2, and (iii) any Shares previously Transferred under this Section 1.2 shall be considered and counted for purposes of the Transfer limits in Section 1.1, as applied to subsequent transfers.

     For purposes of clarity, Transfers of Shares pursuant to the exercise of piggyback registration rights under and in conformity with Section 1.7 hereof shall not be subject to the provisions of this Section 1.2.

     1.3 Additional Alternative Restrictions on Transfers by the Stockholder. Notwithstanding anything in Section 1.1 or Section 1.2 to the contrary, solely in the event that the Closing Price of Common Stock is equal to or greater than thirty dollars ($30.00) (as appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like) for any ten (10) consecutive trading days beginning at any time after the date that is eighty-one (81) days following the Effective Time, the Stockholder may Transfer Shares (subject to all applicable securities laws) at a price equal to or greater than thirty dollars ($30.00) per Share following such date; provided, however, that (i) the Stockholder shall in no event Transfer more than an aggregate of eighty percent (80%) of the Shares during the period beginning ninety-one (91) days following the Effective Time and ending three hundred sixty-five (365) days following the Effective Time and (ii) the Stockholder shall in no event Transfer more than an aggregate of fifty four percent (54%) of the Shares in any consecutive four (4) week period during such period. During the period beginning three hundred sixty-six (366) days following the Effective Time, the Stockholder may freely Transfer (subject to all applicable securities laws) any remaining Shares then held by Stockholder. Notwithstanding anything in this Section 1.3 to the contrary, if at any time the Stockholder proposes to Transfer Shares at a price per share (i) below twenty-five dollars ($25.00), then the Stockholder shall be subject to the provisions of Section 1.1, or (ii) below thirty dollars ($30.00) but at least twenty-five dollars ($25.00), then (A) the Stockholder shall be subject to the provisions of Section 1.2, (B) in either such case, the Stockholder shall not be permitted to Transfer Shares pursuant to this Section 1.3 and (C) any Shares previously Transferred under this Section 1.3 shall be considered and counted for purposes of the Transfer limits in Section 1.2 and Section 1.1, as applicable, as applied to subsequent transfers.

     For purposes of clarity, Transfers of Shares pursuant to the exercise of piggyback registration rights under and in conformity with Section 1.7 hereof shall not be subject to the provisions of this Section 1.2.

     1.4 [For Steinman, Daugherty and others to be identified Transfers Pursuant to a Sales Plan. Notwithstanding the other provisions of Section 1, in lieu of Transferring Shares pursuant to the provisions of Section 1.1, 1.2 or 1.3 hereof, the Stockholder may Transfer Shares pursuant to a written sales plan to be determined in the sole discretion of and adopted by the Stockholder (the “Sales Plan”) in accordance with the following provisions:

          (a) The Sales Plan must comply in all respects with the provisions of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”) and any restrictions or requirements set forth under applicable law;

          (b) The Sales Plan will allow the Transfer of a maximum of six hundred fifty thousand (650,000) Shares (as appropriately adjusted for stock splits, dividends, combinations,

recapitalizations and the like) during the three hundred sixty-five (365) day period following the Effective Time;

          (c) Notwithstanding any other provision of Section 1, the Stockholder will not Transfer any Shares other than pursuant to the terms of the Sales Plan during the three hundred sixty-five (365) day period following the Effective Time; and

          (d) During the period beginning three hundred sixty-six (366) days following the Effective Time, the Stockholder may Transfer Shares (subject to all applicable securities laws) pursuant to any other provision of Section 1 of this Agreement; provided, however, that the Stockholder may also continue to Transfer Shares pursuant to any written sales plan determined and adopted by the Stockholder in accordance with the requirements of Rule 10b5-1 and all other applicable laws.]

     1.5 Restriction on Transfer to Five Percent Holders. Notwithstanding anything in this Section 1 to the contrary, the Stockholder shall not with actual knowledge after inquiry, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of the Company, at any time Transfer any Shares to any third party if as a result of such transfer, such third party would own five percent (5%) or more of the then outstanding shares of the Company’s common stock; provided, however, that the foregoing restriction shall not apply to any sale of Shares made by the Stockholder (a) pursuant to an underwritten registration statement for a public offering of the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (b) through a broker on the open market, (c) pursuant to a tender offer approved or recommended by the Company’s Board of Directors for the Company’s outstanding common stock by someone other than a former Target stockholder (as defined in the Merger Agreement) where the person making the tender offer purchases more than half of the Company’s common stock not owned by such person and such person’s affiliates prior to commencing the tender offer or (d) in connection with a transaction approved or recommended by the Company’s board of directors.

     1.6 Calculations. All calculations hereunder with respect to the amount of the Shares permitted to be sold by the Stockholder shall be determined by reference to the aggregate number of Shares acquired by the Stockholder as a result of the Mergers (as appropriately adjusted for stock splits, dividends, combinations, recapitalizations and the like).

     1.7 Piggyback Registration. [For Steinman and Daugherty only]

          (a) Right to Piggyback. At any time prior to the termination of this Agreement, if the Company offers to register any shares of its common stock held by its directors or executive officers (“Management”) under the Securities Act (other than registrations on Form S-4 or Form S-8 or the equivalent thereof) with respect to an underwritten public offering of equity securities and the form of Registration Statement to be used may be used for the registration of the Shares, the Company shall give prompt written notice to Stockholder of its intent to do so. Within 15 days after receipt of such notice, Stockholder may by written notice to the Company request the registration by the Company under the Securities Act in connection with such proposed registration all or a portion of the Shares (a “Piggyback Registration”). Such written notice to the Company shall specify the Shares intended to be sold by the Stockholder. Upon receipt of such request, the Company shall use its reasonable best efforts to register under the Securities Act all of the Shares which the Company has been so requested to register; provided, however, that if at any time after giving notice of its intent to register the Shares and before the effective date of the registration statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of any other shares of common stock being registered pursuant thereto, the Company may, at its election, give notice of such determination to the Stockholder, and, thereupon, (i) in the case of a determination not to register any shares of its common stock in connection with such Piggyback Registration, not register such Shares and (ii) in the case of a determination to delay registering any shares of its common stock in connection with such Piggyback Registration, delay registering any Shares for the same period as the delay in registering such other shares of common stock.

          (b) Priority in Piggyback Registrations. If the managing underwriter of the Piggyback Registration informs the Company in writing of its judgment that including the Shares in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of shares of the Company’s common stock is too large to be sold in a reasonable, orderly manner, then the managing underwriter may exclude some or all of such Shares from such registration and underwriting. Any reduction in the number of shares of the Company’s common stock to be included in such registration and underwriting shall be borne by Management and the Stockholder pro rata based on the number of shares, if any, for which registration was requested by each such individual. Any Shares excluded from such underwriting shall be withdrawn from the Piggyback Registration.

          (c) Obligations of Stockholder. In connection with any Piggyback Registration, the Company may require the Stockholder to furnish the Company such information regarding the Stockholder and the distribution of the Shares as the Company may reasonably request for the purpose of effecting such registration. In addition, the Stockholder must (i) agree to sell the Shares on the basis provided in the underwriting agreement entered into in connection with the Piggyback Registration and (ii) complete and execute all documents required pursuant hereto or the underwriting agreement.

          (d) Registration Expenses. The Stockholder shall bear its pro rata portion of the expenses incident to any Piggyback Registration to the same extent as the members of Management whose shares are included in such Piggyback Registration, including, without limitation, registration, filing and National Association of Securities Dealers fees, securities and blue sky compliance fees and expenses, general and administrative expenses, Company counsel and accountants fees and disbursements and any special audit costs. In addition, the Stockholder shall pay all of (i) the fees and disbursements of any counsel retained by the Stockholder in connection with the exercise of any Piggyback Registration and (ii) any discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of the Shares and applicable transfer taxes thereon, if any.

          (e) No Limitation. Any Shares registered by the Company in a Piggyback Registration may be sold, upon effectiveness of the registration statement related thereto, by the

Stockholder in such Piggyback Registration without regard to the other transfer limitations and restrictions set forth in this Agreement.

II. GENERAL PROVISIONS

     2.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by same-day courier, overnight delivery service or confirmed facsimile, provided that if delivered on a date that is not a business day or after 5:00 p.m. on a business day (in each case at the place of delivery), such notice shall be deemed delivered on the next succeeding business day, if such notice is delivered to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto, or as subsequently modified by written notice.

     2.2 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     2.3 Stockholder Undertaking. The Stockholder hereby agrees to take any additional action and execute any additional documents reasonably necessary in order to carry out or effect one or more of the obligations or restrictions imposed on either the Stockholder or the Shares pursuant to the express provisions of this Agreement.

     2.4 Entire Agreement. This Agreement and the Merger Agreement (together with all the annexes or exhibits thereto and other agreements delivered in connection therewith) set forth the entire agreement between the parties hereto with respect to the matters provided herein and therein and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. The Stockholder acknowledges that nothing in the Merger Agreement, including without limitation Article Eight thereof, shall limit the liability of the Stockholder for breach of this Agreement.

     2.5 Legend. Each certificate representing any Shares shall bear a legend reading as follows:

“The shares evidenced hereby are subject to the terms of a Stock Resale Agreement (a copy of which may be obtained without charge from the Company), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of the Stock Resale Agreement, as amended from time to time.”

     2.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     2.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Stockholder and the Stockholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     2.8 Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     2.9 Amendment and Waiver. This Agreement shall not be amended nor any Section hereof waived without the written consent of the Company and the Stockholder.

     2.10 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) eighteen (18) months following the Effective Time, (ii) at such time that the Stockholder, together with its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), owns less than twenty-five percent (25%) of the Shares, or (iii) immediately prior to a Change of Control of the Company. “Change of Control” means (a) the sale of all or substantially all of the Company’s assets, (b) any business combination which results in holders of the Company’s common stock holding less than 50% of the voting power of the equity securities of the resulting parent entity in such business combination or (c) the closing of a tender offer for the Company’s outstanding common stock by someone other than a former Target stockholder where the person making the tender offer actually purchases more than half of the Company’s common stock not owned by such person and such person’s affiliates prior to commencing the tender offer.

     2.11 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and interpreted, in accordance with, the laws of the State of Delaware, without regard to conflicts of laws. The parties hereto irrevocably (a) submit to the exclusive personal jurisdiction of any state or federal court located in or for the State of Delaware in any suit, action or other legal proceeding relating to this Agreement; (b) agree that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; and (c) waive any objection that they may now or hereafter have to venue in any such court or that such court is an inconvenient forum.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Stock Resale Agreement on the day and year first above written.

COMPANY:

Ask Jeeves, Inc.

By:

Name:

Title:

Address:

STOCKHOLDER:

[Name]

Address: